EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-47415, 33-17488, 33-60196, 333-18135, 333-136061 and 333-138506 on Form S-8 and Registration Statement No. 333-25377 on Form S-3, of our report dated September 24, 2010 (November 10, 2010 as to the effects of the restatement discussed in Note 1), relating to the consolidated financial statements of The Dress Barn, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Accounting Standards Codification (“ASC”) 470-20, “Debt with Conversion and Other Options” and ASC 810-10, “Consolidations – Overall” effective July 26, 2009 and ASC 740-10, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109” effective July 29, 2007) and of our report dated September 24, 2010 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Dress Barn, Inc. for the year ended July 31, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 10, 2010